Exhibit 99.1

SONICWALL REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS

Company returns to pro forma profitability, ships record revenue units, increases Q4 revenue and pro forma earnings sequentially and year-over-year, generates $4.5 million in cash flow from operations

Sunnyvale, Calif. – January 29, 2004 – SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of integrated security, productivity and mobility solutions, today reported revenues of $28.6 million, pro forma earnings of $0.02 per diluted share, and cash flow from operations of $4.5 million for the fourth quarter ended December 31, 2003. Revenues in the quarter represented an 18% increase sequentially compared to revenues of $24.1 million reported in the third quarter of 2003 and a 24% increase compared to revenues of $23.0 million for the same period in 2002.

Net loss for the fourth quarter of 2003 calculated in accordance with U.S. generally accepted accounting principles (GAAP) was $1.3 million, or $0.02 per share, compared to the GAAP net loss of $89.7 million, or $1.33 per share, during the same period of the prior year, and compared to GAAP net loss of $4.5 million, or $0.07 per share for the third quarter of 2003. GAAP net loss for the fourth quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.1 million of amortization of intangible assets in operating expenses, $164,000 in restructuring charges, and $268,000 of stock-based compensation expense. GAAP net loss for the fourth quarter of 2002 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.4 million of amortization of intangible assets in operating expenses, $87.6 million of impairment of goodwill, $240,000 of stock-based compensation expense, and additional income tax benefit of $964,000. GAAP net loss for the third quarter of 2003 includes $1.1 million of amortization of purchased technology in cost of goods sold, $1.4 million of amortization of intangible assets in operating expenses, $404,000 in restructuring charges and $38,000 of stock-based compensation expense.

Pro forma (non-GAAP) net earnings for the fourth quarter of 2003 were $1.4 million, or $0.02 per diluted share, compared to pro forma net loss for the same period a year ago of $250,000, or $0.00 per share. Pro forma net loss for the third quarter of 2003 was $1.5 million, or $0.02 per share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, impairment of goodwill, restructuring charges, and stock-based compensation expense, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

“During the fourth quarter, we exceeded our own expectations for international growth, improvement in costs of goods sold, and number of revenue units shipped. At every level—people, products, and processes—SonicWALL executed and excelled,” said Matt Medeiros, president and CEO. “Our success exemplifies a revitalized SonicWALL where commitments are made and kept.

“In keeping with our commitment to grow globally, we made significant additions to our worldwide executive sales team by naming international vice presidents of sales. The additional investments that we made internationally are already adding to our positive results, as we saw our international sales increase to 34% of our fourth quarter revenues compared to 27% in the third quarter. Further evidence of our commitment to global growth is the establishment of our European Operations Center in Eindhoven, the Netherlands. Having a customer operations center in the region allows us greater flexibility and faster response times to regional needs, and underscores SonicWALL’s commitment to the European market.”

“We continued our commitment to value innovation by introducing five new products in the fourth quarter, which significantly contributed to our improved pro forma gross margins and cash flow. We generated approximately 90% of our revenue in the quarter from the sale of new products introduced in 2003,” Medeiros continued. “During the quarter, we exceeded our expectations by shipping approximately 38,000 revenue-generating units, including approximately 17,000 units of our new TZ 170 high-performance Internet security appliance. This solution runs on the robust SonicOS operating system and brings enterprise-class performance to the small to medium-sized network, giving those customers the functionality they need at a price they can afford.”

Additional Highlights from the fourth quarter include:

•	Launched SonicOS 2.0 for the award-winning SOHO TZW. Supplementing the IPSec-secured wireless capabilities of the SOHO TZW, SonicOS 2.0 now provides further security features, such as detecting and protecting against rogue access points, disassociation attacks, and association flood attacks. In addition, the new SOHO TZW extends greater support for growing networks, offering secure wireless bridging to permit the secure and easy addition of new buildings and employees to a wireless network.

•	Announced Premium Editions of Content Filtering Service, with a Business Edition and Government/Education Editions. The CFS Premium Editions broaden the current scope of the well-known CFS Standard Edition, increasing the number of filtered categories from 12 to 56, while at the same time enhancing the policy-setting granularity network administrators can enforce.

•	Garnered major awards for the SOHO TZW, including PC Magazine’s Best of Show award in the Wireless Infrastructure category at COMDEX and Technology & Learning’s Award of Excellence for one of the best K-12 education technology products announced over the past year.

•	Announced the use of commercial programmable silicon for our newest products and a partnership with Cavium for continued development of products using programmable silicon.

•	Won significant contracts in the education and vertical markets with customers including Massachusetts Institute of Technology and the parent company for three women’s clothing chains in the United States.

•	Continued market-leading efforts on behalf of the channel and end-users, launching a new comprehensive and flexible training program designed to educate SonicWALL’s global audience on its products and services. Unique to the security industry, SonicWALL Medallion Partners can resell the fee-based technical training courses to their end-user customers for additional revenue opportunities.

Fiscal Year 2003 Results

For the fiscal year 2003, total revenues were $94.4 million, a 9% decrease compared to revenues of $103.2 million in fiscal year 2002.

GAAP net loss for the fiscal year 2003 was $17.7 million, or $0.26 per share, compared to the GAAP net loss of $93.9 million, or $1.40 per share, in fiscal year 2002. GAAP net loss for the fiscal year 2003 includes $4.5 million of amortization of purchased technology in cost of goods sold, $5.3 million of amortization of intangible assets in operating expenses, $1.8 million in restructuring charges, $700,000 of stock-based compensation expense, and additional income tax benefit of $963,000. GAAP net loss for fiscal year 2002 includes $4.5 million of amortization of purchased technology in cost of goods sold, $5.7 million of amortization of intangible assets in operating expenses, $87.6 million of impairment of goodwill, $4 million of restructuring charges, $1.4 million of stock-based compensation expense, and additional income tax benefit of $5.1 million.

Pro forma (non-GAAP) net loss for fiscal year 2003 was $6.2 million, or $0.09 per share, compared to pro forma net earnings for fiscal year 2002 of $4.3 million, or $0.06 per diluted share. Pro forma net earnings and losses exclude amortization of purchased technology in cost of goods sold, amortization of intangible assets in operating expenses, impairment of goodwill, restructuring charges, stock-based compensation expense and income tax effect of pro forma adjustments, which are described in more detail in the preceding paragraph, as well as in the unaudited financial statements attached to this press release.

Guidance for Q1 2004 and for FY 2004

For the first quarter of 2004, SonicWALL expects revenues to be in the range of $28.5 million to $30 million. The Company expects diluted earnings per share to be in the range of $0.02 to $0.03 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $2 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects earnings per share to be in the range of $(0.01) to break even.

For the fiscal year 2004, SonicWALL expects revenues to be in the range of $120 million to $130 million. The Company expects diluted earnings per share to be in the range of $0.05 to $0.15 on a pro forma (non-GAAP) basis. On a GAAP basis, inclusive of a total of approximately $8 million in combined amortization of purchased intangibles in cost of goods sold, amortization of intangible assets in operating expenses, stock-based compensation, and restructuring charges, the Company expects diluted earnings per share to be in the range of $(0.06) to $0.04.

This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Board of Directors Change Announced

Sreekanth Ravi, the company’s co-founder, today announced his intention to resign from the SonicWALL Board of Directors.

“I am looking forward to a new phase in my life that allows me the freedom to pursue initiatives that are more of a start-up nature. SonicWALL has advanced to the point where I have confidence in the capabilities of the new management team and the existing board to lead the company in a positive direction,” Ravi stated.

“Sreekanth has provided SonicWALL with a legacy in the Internet security industry that will endure for years to come, and we are grateful for that contribution,” Medeiros said.

Ravi served as SonicWALL’s CEO from February 1991 until October 2001. He served as a director since co-founding SonicWALL in February 1991, and served as chairman of the board from that time until March 2003. He will resign as of January 30, 2004; a replacement has not been named.

Conference Call

A conference call to discuss fourth quarter 2003 and fiscal year 2003 results will take place today at 5:30 a.m. PST (8:30 a.m. EST). SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Kathy Fisher will host the call.

A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 9 a.m. PST (12 p.m. EST) today at the company’s website or by telephone through February 5, 2004 at (800) 475-6701 (domestic) or (320) 365-3844 (international), access code 717243.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: our commitment to grow globally; our ability to grow international revenues; the potential of our European operations center to allow us greater flexibility and faster response times to regional needs; expected revenues of $28.5 to $30 million in the first quarter of 2004; expected diluted earnings per share of $0.02 to $0.03 on a non-GAAP basis, and $(0.01) to break even on a GAAP basis, in the first quarter of 2004; expected revenues of $120 to $130 million for fiscal 2004; and expected diluted earnings per share of $0.05 to $0.15 on a non-GAAP basis, and $(0.06) to 0.04 on a GAAP basis, for fiscal 2004. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect SonicWALL’s actual results include, but are not limited to, increased competition in Europe and Asia; exchange rate fluctuations; global macroeconomic conditions; increased competition in the SOHO/TELE and mid-tier product markets and in the remote access segment of the Internet security market; new product introductions by our competitors; significant turnover of our key employees; and unpredictability of future quarters. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2002. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL, Inc.

SonicWALL, Inc. is a leading provider of integrated network security, mobility, and productivity solutions for the SMB, enterprise, e-commerce, education, healthcare, retail/point-of-sale, and government markets. Core technologies include firewall, VPN, wireless, SSL, anti-virus, and content filtering, along with award-winning security management solutions. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the NASDAQ exchange under the symbol SNWL. For more information, contact SonicWALL at 408-745-9600 or visit the company web site at http://www.sonicwall.com/.

For additional information, contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

(408) 752-7907

dfranklin@sonicwall.com

or

Kristin Fabos (Media Relations)

SonicWALL, Inc.

(408) 962-7108

kfabos@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenue:
Product	$20,381	$17,461	$65,931	$78,184
License and Service	8,192	5,501	28,470	25,035

Total Revenue	28,573	22,962	94,401	103,219

Cost of Revenue:
Product	7,352	5,700	27,906	25,303
License and Service	1,410	1,463	5,617	4,659
Amortization of Purchased Technology	1,136	1,136	4,543	4,543

Total Cost of Revenue	9,898	8,299	38,066	34,505

Gross Margin	18,675	14,663	56,335	68,714

Operating Expenses:
Research and Development	5,178	4,509	19,864	18,900
Sales and Marketing	10,784	10,286	40,139	42,937
General and Administrative	3,276	2,701	11,893	11,200
Amortization of Purchased Intangibles	1,119	1,417	5,333	5,744
Impairment of Goodwill	—	87,640	—	87,640
Restructuring Charges	164	—	1,833	3,969
Stock-Based Compensation	268	240	700	1,400

Total Operating Expenses	20,789	106,793	79,762	171,790

Loss from Operations	(2,114)	(92,130)	(23,427)	(103,076)
Other Income, net	953	1,330	4,169	6,044

Loss before Taxes	(1,161)	(90,800)	(19,258)	(97,032)
Benefit from (Provision for) Income Taxes	(94)	1,081	1,590	3,119

Net Loss	$(1,255)	$(89,719)	$(17,668)	$(93,913)

Net Loss Per Share:
Basic and Diluted	$(0.02)	$(1.33)	$(0.26)	$(1.40)

Shares Used in Per Share Calculations:
Basic and Diluted	68,434	67,386	67,895	67,124

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Technology,

Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Revenue:
Product	$20,381	$17,461	$65,931	$78,184
License and Service	8,192	5,501	28,470	25,035

Total Revenue	28,573	22,962	94,401	103,219

Cost of Revenue:
Product	7,352	5,700	27,906	25,303
License and Service	1,410	1,463	5,617	4,659

Total Cost of Revenue	8,762	7,163	33,523	29,962

Gross Margin	19,811	15,799	60,878	73,257

Operating Expenses:
Research and Development	5,178	4,509	19,864	18,900
Sales and Marketing	10,784	10,286	40,139	42,937
General and Administrative	3,276	2,701	11,893	11,200

Total Operating Expenses	19,238	17,496	71,896	73,037

Pro Forma Income (Loss) from Operations	573	(1,697)	(11,018)	220
Other Income, net	953	1,330	4,169	6,044

Pro Forma Income (Loss) before Taxes	1,526	(367)	(6,849)	6,264
Benefit from (Provision for) Income Taxes	(94)	117	627	(1,964)

Pro Forma Net Income (Loss)	$1,432	$(250)	$(6,222)	$4,300

Pro Forma Net Income (Loss) Per Share:
Basic	$0.02	$0.00	$(0.09)	$0.06
Diluted	$0.02	$0.00	$(0.09)	$0.06

Shares Used in Per Share Calculations:
Basic	68,434	67,386	67,895	67,124
Diluted	72,915	67,386	67,895	68,717
Reconciliation of the above pro forma amounts to GAAP net loss:

Pro forma Net Income (Loss)	$1,432	$(250)	$(6,222)	$4,300

Amortization of Purchased Technology	1,136	1,136	4,543	4,543
Amortization of Purchased Intangibles	1,119	1,417	5,333	5,744
Impairment of Goodwill	—	87,640	—	87,640
Restructuring Charges	164	—	1,833	3,969
Stock-Based Compensation	268	240	700	1,400
Income Tax Effect	—	(964)	(963)	(5,083)

Net effect of Pro Forma Adjustments	2,687	89,469	11,446	98,213

Net Loss	$(1,255)	$(89,719)	$(17,668)	$(93,913)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$30,467	$23,030
Short term investments	213,010	209,854
Accounts receivable, net	9,164	13,274
Inventories	1,955	5,765
Prepaid expenses and other	2,589	3,416
Deferred tax asset	—	14,065

Total Current Assets	257,185	269,404

Property and equipment, net	4,903	6,175
Goodwill	97,953	97,953
Purchased intangibles, net	21,298	31,174
Other assets	382	392

	$381,721	$405,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$7,376	$6,802
Accrued restructuring	1,251	1,442
Accrued compensation and related benefits	4,988	4,780
Other accrued liabilities	3,830	4,960
Income taxes payable	827	4,265
Deferred revenue	19,180	13,394

Total Current Liabilities	37,452	35,643

Deferred tax liability	—	12,272

Total liabilities	37,452	47,915

Shareholders’ Equity	344,269	357,183

	$381,721	$405,098

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,
	2003	2002
Net cash provided by operating activities	$9,216	$11,150

Cash flows from investing activities:
Purchase of property and equipment	(2,458)	(4,138)
Purchase of short-term investments, net	(3,509)	(44,925)
Acquisitions, net of cash acquired	—	(3,262)

Net cash used in investing activities	(5,967)	(52,325)

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	4,188	3,297

Net cash provided by financing activities	4,188	3,297

Net increase (decrease) in cash and cash equivalents	7,437	(37,878)
Cash and cash equivalents at beginning of period	23,030	60,908

Cash and cash equivalents at end of period	$30,467	$23,030